UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2012

Lakeland Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15535	13-3115216
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

701 Koehler Avenue, Suite 7, Ronkonkoma, New York 11779-7410

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 981-9700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 17, 2012, Lakeland Industries, Inc. (the “Company”) entered into an Amendment No. 5 and Waiver (the “Amendment”) to the Loan and Security Agreement, dated January 14, 2010 (as amended from time to time, the “Loan Agreement”), with TD Bank, N.A. (“TD Bank”). The Amendment was required as a result of the Company’s entry into a settlement agreement in August 2012 with former officers of its Brazilian subsidiary, as disclosed in the Company’s Form 10-Q for the quarter ended July 31, 2012, and the Company’s recent operating results, which collectively caused certain events of default under the Loan Agreement, allowing for TD Bank, at its option, to accelerate the loan. Under the Amendment, TD Bank has agreed to waive the Company’s non-compliance with the consolidated leverage ratio requirements and consolidated EBITDA requirements of the Loan Agreement, in each case, for the fiscal quarters ended April 30, 2012 and July 31, 2012. TD Bank has also agreed, with respect of future compliance standards, not to test or has revised these and one other financial covenant. As a result of the waivers, the Company is currently in compliance with the Loan Agreement. The Company paid a fee of $50,000 to TD Bank in respect of the waivers upon execution of the Amendment.

Pursuant to the Amendment, TD Bank has reduced the Company’s revolving line of credit from the aggregate principal amount of $30,000,000 to $17,500,000 and increased the maximum interest rate payable on the revolving credit balance from LIBOR plus 2.50% to LIBOR plus 3.50%. There is currently approximately $15,500,000 of outstanding borrowings under the Loan Agreement. The maturity date of amounts outstanding under the revolving credit facility was changed from June 30, 2014 to June 30, 2013. The Loan Agreement requires payment of certain access fees for all unused portions of the total borrowing capacity provided to the Company.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment attached as Exhibit 10.1 and the Second Amended and Restated Revolving Credit Note attached as Exhibit 10.2 to this Current Report on Form 8-K, each of which are incorporated herein by reference. The press release relating to the foregoing and issued by the Company on October 17, 2012 is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)            Exhibits.

10.1	Amendment No. 5 and Waiver, dated October 17, 2012, to the Loan and Security Agreement between Lakeland Industries, Inc. and TD Bank, N.A.

10.2	Second Amended and Restated Revolving Credit Note, dated October 17, 2012, between Lakeland Industries, Inc. and TD Bank, N.A.

99.1	Press Release, dated October 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2012

LAKELAND INDUSTRIES, INC.

/s/ Christopher J. Ryan
Christopher J. Ryan
President & Chief Executive Officer